Exhibit 99.1

Auddia Inc. Releases New Investor Presentation

October 2, 2023

Provides updated overview of the faidr 3.0 audio superapp.

Includes strategy to exponentially grow the user base at a far greater cost efficiency through acquisition.

Updated presentation can be heard at the LD Micro Main Event XVI 2023 on Wednesday, October 4 th at 12:00 PM ET or via webcast.

BOULDER, CO, Oct. 02, 2023 (GLOBE NEWSWIRE) -- via NewMediaWire -- Auddia Inc. (NASDAQ:AUUD) (NASDAQ:AUUDW) ("Auddia" or the "Company"), developer of a proprietary AI platform for audio and innovative technologies for podcasts that is reinventing how consumers engage with audio, today announced that it has released a new investor presentation, which can be found on its website at https://investors.auddiainc.com/ and which will be presented by Jeff Thramann, Executive Chairman of Auddia, at the LD Micro Main Event XVI 2023 on Wednesday, October 4 th at 12:00 PM ET with the webcast available at this link for conference registrants: https://me23.sequireevents.com

The new investor presentation incorporates several important content updates in addition to a general refresh of the look and feel of the slides to reflect the recent branding updates and new user interface the company introduced with the launch of faidr 3.0 earlier this year.

The first meaningful content update brings the presentation current with the significant progress the Company has made in transitioning the product from faidr 1.0 to faidr 3.0 in 2023. As detailed in press releases throughout the year, this included the addition of exclusive content to faidr 1.0 under the faidrRadio brand and the addition of podcast listening. Rather than consumers accessing faidr 1.0 only for streaming AM/FM listening with or without commercials, with faidr 3.0, consumers can now access faidr on both iOS and Android phones to listen to streaming AM/FM radio, exclusive faidrRadio content, and their favorite podcasts. faidr remains the only streaming platform where consumers can choose to pay a subscription to listen to every AM/FM radio station without commercials.

The second meaningful content update adds an overview of the Company’s strategy to use acquisitions as a complimentary path to exponentially grow the faidr 3.0 user base on both the free and subscription tiers. Again, as previously disclosed in press releases, the new investor presentation brings current the timeline of the proposed acquisitions and quantifies the improvement in customer acquisition costs (CAC) per user on the free tier, with CAC improving to approximately $3/user in the acquisition strategy versus $14/user in the direct-to-consumer advertising strategy.

About Auddia Inc.

Auddia, through its proprietary AI platform for audio identification and classification and related technologies, is reinventing how consumers engage with AM/FM radio, podcasts, and other audio content. Auddia’s flagship audio superapp, called faidr, brings two industry firsts to the audio-streaming landscape: subscription-based, ad-free listening on any AM/FM radio station and podcasts with interactive digital feeds that support deeper stories and open untapped revenue streams to podcasters. faidr also delivers exclusive content and playlists, and showcases exciting new artists, hand-picked by curators and DJs. Both differentiated offerings address large and rapidly growing audiences with strong purchase intent. For more information, visit: www.auddia.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Company's current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as "anticipates," "believes" and "expects" or similar expressions, are forward-looking statements. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the Company's current plans and expectations, as well as future results of operations and financial condition. These and other risks and uncertainties are discussed more fully in our filings with the Securities and Exchange Commission. Readers are encouraged to review the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as well as other disclosures contained in the Annual Report and subsequent filings made with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:
Kirin Smith, President
PCG Advisory, Inc.
ksmith@pcgadvisory.com
www.pcgadvisory.com